THE PROVISION OF VIBROSEIS 2D SEISMIC ACQUISITION

In Block 13 & 14, in MONGOLIA

CONTRACT FOR LAND SEISMIC ACQUISITION SERVICES

CONTRACT No.: GOBI ENERGY PARTNERS/....../2010/00

Between

GOBI ENERGY PARTNERS LLC

And

DQE International Tamsag (Mongol) LLC

TABLE OF CONTENTS

SCHEDULES

SCHEDULE A	SCOPE OF WORK
SCHEDULE B	CONTRACTOR'S EQUIPMENT
SCHEDULE C	CONTRACTOR'S PERSONNEL
SCHEDULE D	CONTRACT PRICES AND RATES

This CONTRACT is made and entered into,

BETWEEN:

GOBI ENERGY PARTNERS LLC, hereinafter referred to as "**COMPANY**" established and existing under the laws of Mongolia with registered office at Grand Plaza Building #705, Bayangol district, 2nd subdistrict, Peace avenue 46, Mongolia, Ulaanbaatar 16050

and

DQE International Tamsag (Mongol) LLC, hereinafter referred to as "**CONTRACTOR**" established and existing under the laws of Mongolia with registered office at #604, ROKMON Building, Constitution street-24, Bayangol district, Ulaanbaatar, Mongolia (tel: 976-11-323219, fax: 976-11-330679).

Bank account: TDB, DQE International Tamtsag Mongol LLC, 457006309

(USD), Current account

(Hereinafter the parties are referred to singularly as "Party" and collectively as "Parties").

WHEREAS COMPANY requires 2D seismic acquisition services to be provided by CONTRACTOR in an effective, efficient and safe manner as more particularly described in this CONTRACT; AND

WHEREAS CONTRACTOR represents that it is able and willing to provide the Work in a competent manner within a period as set forth herein in accordance with the terms and conditions of this CONTRACT;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties covenant and agree as follows:

ARTICLE 1 OPERATIONAL ENTITY OF CONTRACTOR

1.1 Notwithstanding anything else stated in the CONTRACT, Both parties agreed that CONTRACTOR shall execute the Work in the name of and under the umbrella of the COMPANY, including but not limited to the importation of Equipment & Materials necessary for the Work into Mongolia for a temporary period and exportation thereof from Mongolia upon the completion of the Work within a period as set forth herein, Application of visas for crew personnel, local personnel recruitment, local subcontracts, local permits application, and any other issues for the purpose of execution of this CONTRACT pursuant to the laws and regulations of Mongolia, whilst COMPANY shall provide necessary assistance to process the aforementioned issues.

1.2 CONTRACTOR hereby reserve the ownership and title of all equipments and materials listed in this CONTRACT, further COMPANY waiver and shall never make any claim for the ownership and the title of the aforementioned equipments and materials.

ARTICLE 2 CONTRACT DOCUMENTS

2.1 The following documents together with the recitals herein constitute this CONTRACT:

CONTRACT Form ARTICLES inclusive

SCHEDULE A	SCOPE OF WORK
SCHEDULE B	CONTRACTOR'S EQUIPMENT
SCHEDULE C	CONTRACTOR'S PERSONNEL
SCHEDULE D	CONTRACT PRICES AND RATES

2.2 The SCHEDULES forming part of this CONTRACT are to be taken as mutually explanatory and complementary to one another.

2.3 Should any actual conflict or conflicts exist between or among the provisions of any of the SCHEDULES and the CONTRACT Form, the CONTRACT Form shall take precedence and prevail.

2.4 In the case of discrepancies between the SCHEDULES, CONTRACTOR shall notify COMPANY of such discrepancy and the COMPANY Representative and CONTRACTOR Representative shall agree on which SCHEDULES shall prevail over the others.

2.5 All standards, codes, instructions, specifications, drawings and other documents which are referred to in the SCHEDULES shall be deemed incorporated herein by reference and made a part hereof. If any discrepancies exist between any of the aforementioned documents or parts of any of them, CONTRACTOR shall immediately notify COMPANY and COMPANY and CONTRACTOR shall agree on which document shall prevail in regard thereto.

2.6 In this CONTRACT, words importing the singular shall include the plural and vice versa and words importing one gender shall include other genders and words importing individuals shall include firms and corporations and vice versa, as the context may require.

2.7 All references to months or years in this CONTRACT shall be computed in accordance with the Gregorian calendar.

ARTICLE 3 DEFINITIONS

3.1 The following capitalized words and terms shall have the following definitions throughout this CONTRACT except where the context otherwise requires:

(a) "**Affiliate**" shall mean any COMPANY or other entity that directly or indirectly through one or more intermediary companies or entities controls, is controlled by, or is under common control with a party to this CONTRACT and in the case of COMPANY, shall include the Co-Venturers. "Control" shall mean ownership of more than fifty percent (50%) of the voting stock of the controlled COMPANY or the direct or indirect right to determine its actions by CONTRACT or otherwise;

(b) "**Applicable Laws"** shall include all laws (national, state, municipal, local or others) and any requirement, by-law, ordinance, rule, regulation, enactment, order or decree of any governmental authority or agency (national, state, municipal, local or other) having jurisdiction over the Work or Worksite or other locations where the Work will be performed including, but not limited to, those laws related to health, safety and the environment. "Applicable Laws" shall include all of the former items which exist at the Effective Date as well as any which may be enacted during the term of this CONTRACT;

(c) "**Approval**" shall mean printed or handwritten documentation evidencing the COMPANY Representative's consent or approval, and shall include, but not be limited to, faxes, e-mail and similar forms of written communication;

(d) "**Approved**" shall mean an Approval is required and must have already been issued with respect to the item, action or matter described;

(e) "**Consequential Loss"** shall mean any indirect or other consequential loss, which shall be deemed to include, but not be limited to:

(i) loss of production, failure or inability to produce, process, use, take delivery of, transport or deliver or delay or interruption in producing, processing, using, taking delivery of, transporting or delivering hydrocarbons;

(ii) any failure, loss, damage, cost or expense directly or indirectly consequent upon any of the foregoing including but not limited to any loss or damage incurred or liquidated or pre-estimated damages or sums of any kind whatsoever borne or payable under any CONTRACT;

(iii) any loss of or anticipated loss of profit, any loss or anticipated loss or deferment or anticipated deferment of revenue or income, loss or anticipated loss of or failure to obtain any CONTRACT or other business opportunity; and

(iv) any loss or anticipated loss, damage, cost or expense arising out of any action, claim, suit, demand, or judgement resulting from or arising out of any of the foregoing,

howsoever arising, whether under CONTRACT, tort (including negligence), equity, and/or breach of duty (statutory or otherwise);

(f) **"CONTRACT"** shall mean recitals and the terms and conditions of the CONTRACT Form and the SCHEDULES attached hereto, as amended from time to time;

(g) "**CONTRACT Form**" shall mean Articles inclusive of this CONTRACT;

(h) "**CONTRACT Price**" shall mean the estimated total value of this CONTRACT being United States Dollars (U.S. $);

(i) "**CONTRACTOR**", shall mean DQE International Tamsag (Mongolia) LLC Inc., China National Petroleum Corporation.

(j) **"CONTRACTOR Representative"** shall mean a competent and experienced representative appointed by CONTRACTOR pursuant to clause 14;

(k) "**Customs Duties"** shall mean all import licenses, duties, surtax, sales tax, and other statutory taxes levied on imported machinery, equipment, supplies, consumable or movable property or other imported materials or items;

(l) "**Demobilization**" shall mean the departure of CONTRACTOR's Personnel, materials and equipment from the Worksite upon completion of assignment or suspension or termination of the Work by COMPANY. For greater clarity CONTRACTOR's Personnel are considered as demobilized when they leave the Worksite at which time all charges will cease unless otherwise stipulated herein;

(m) "**Drawings and Documentation**" shall mean drawings and documentation associated with the Work whether provided by COMPANY or created by CONTRACTOR in conjunction with the Work and shall include, but not be limited to, plans, sketches, drawings, reports, calculations, manuals, procedures, schedules, recommendations, timesheets, specifications, logs, requisitions, patent documents, technical information, computer programs, raw data and field logs;

(n) "**Effective Date**" shall mean the date of signature of this CONTRACT.

(o) "EQUIPMENTS & MATERIALS" shall mean all seismic equipments described under the Contract, and necessary materials, supplies, spare parts required for execution of this Contract.

(p) "**COMPANY**" shall mean **GOBI ENERGY PARTNERS**.

(q) **"COMPANY Indemnified Persons**" shall mean COMPANY, and its and their Affiliates and Personnel and the stockholders, directors and officers of each;

(r) "**COMPANY Representative**" shall mean the representative appointed by COMPANY pursuant to Clause 13;

(s) "**Mobilization**" shall mean the initial arrival of CONTRACTOR's Personnel and equipment at the Worksite for the commencement of the Work. For greater clarity, CONTRACTOR shall be considered mobilized when CONTRACTOR's Personnel and equipment report to the Worksite as designated by COMPANY and are ready to begin the Work, at which time advance payment as described herein shall commence unless otherwise stipulated;

(t) "**Personnel**" shall mean employees, agents, consultants, representatives, directors, officers and servants, and, when the term is used to mean CONTRACTOR's employees, agents, consultants, representatives, directors and servants, the term shall also include Subcontractors and their employees, agents, consultants, representatives, directors, officers and servants;

(u) "**Rates**" shall mean the rates, lump sum payments and reimbursement costs to be paid to CONTRACTOR by COMPANY as set out in SCHEDULE D;

(v) "**Subcontract**" shall mean any CONTRACT between CONTRACTOR and any Approved third party or parties for the performance of the Work or any part thereof;

(w) "**Subcontractor**" shall mean an Approved third party to a Subcontract;

(x) **"United States Dollars", "U.S. Dollars" or "$"** shall mean the lawful currency of the United States of America;

(y) **"Wilful Misconduct"** shall mean an intentional, conscious or reckless disregard by Senior Managerial Personnel of good and prudent international petroleum industry practice or of any of the terms of this CONTRACT in utter disregard of avoidable and harmful consequences but shall not include any act, omission or error of judgement or mistake made in the exercise in good faith of any function, authority or discretion vested in or exercisable by such Senior Managerial Personnel and which in the exercise of such good faith is justifiable by special circumstances, including but not limited to safeguarding of life, property or the environment and other emergencies;

(z) "**Work**" shall mean all obligations, activities and work to be performed and rendered by CONTRACTOR pursuant to the terms of this CONTRACT and also all CONTRACTOR's activities that are reasonably inferable from the description of such activities and work and also all deliverables that may be required to be provided by CONTRACTOR pursuant to this CONTRACT. "Work" shall include the activities, work and other deliverables set out in SCHEDULE A hereto and any Work Orders that may be issued to CONTRACTOR from time to time and such work shall become part of the scope of this CONTRACT;

(aa) "**Worksite**" shall mean the locations in Mongolia designated by COMPANY at which the Work is to be performed as set out in SCHEDULE A of this CONTRACT and/or as instructed by COMPANY from time to time;

(bb) "**Work Order**" shall mean a document issued by COMPANY to CONTRACTOR setting forth the amount of the Work, the methods of executing the Work, and the technical and technological parameters;

(cc) "**DATA**" shall mean any and all geophysical surface and subsurface information created under the CONTRACT and data and any related information generated as part of THE WORK as specified in the CONTRACT, with all associated documentation and surveying, navigation, positioning and/or processing information relating thereto. It is expressly noted that not all DATA shall be part of the DELIVERABLES and that only the DELIVERABLES, including a comprehensive report thereon, shall be provided by CONTRACTOR to COMPANY in accordance with the applicable standards and methodology.

ARTICLE 4 THE WORK

4.1 Subject to full payment in accordance with the CONTRACT and the DATA shall exclusively vest in COMPANY from the moment of creation of such DATA, and COMPANY may use same for any purpose whatsoever. Unless otherwise instructed by COMPANY, CONTRACTOR shall deliver the DATA

undamaged and otherwise in accordance with the CONTRACT. Delivery, in accordance with the CONTRACT, to a party designated by COMPANY shall constitute delivery to COMPANY.

4.2 Without prejudice to CONTRACTOR'S responsibility therefore, any activities for which CONTRACTOR shall be paid or reimbursed pursuant to the CONTRACT on the basis of expenses made or time spent shall be carried out in close consultation with COMPANY.

4.3 COMPANY reserves the right to let other Contractors or to perform other work associated with THE WORK and not contracted for under the CONTRACT. Subject to COMPANY'S other Contractors signing confidentiality undertakings acceptable to CONTRACTOR, CONTRACTOR shall cooperate fully with COMPANY and any other Contractors to COMPANY.

4.4 THE WORK shall be performed.

a) Professionally and safely with due diligence and efficiency.

b) With full regard to and minimizing the impact on the area of operations population and environment.

c) As rapidly as operating conditions permit.

d) In accordance with sound principles and current practices in the geophysical industry and the international petroleum standards.

e) With full regard to COMPANY'S interests.

f) In accordance with all other terms and conditions of this CONTRACT.

4.5 Without sacrificing DATA quality, CONTRACTOR shall make every reasonable effort to reduce the cost to COMPANY of the performance of THE WORK.

4.6 Except for causes wholly beyond CONTRACTOR'S control, no interruption in the performance of THE WORK under the CONTRACT shall be permitted without the prior approval of COMPANY. Such approval shall not be unreasonably withheld.

4.7 CONTRACTOR shall keep complete and accurate records in respect of THE WORK and shall keep COMPANY fully informed of the progress of THE WORK and any difficulties encountered, or expected to be encountered and the measures CONTRACTOR intends to take in view thereof.

The above-mentioned recording, informing and reporting shall not be construed in any manner whatsoever as relieving CONTRACTOR of any of its other responsibilities, obligations or liabilities under the CONTRACT.

4.8 CONTRACTOR shall establish appropriate checks and controls over the production and dispatch of software and DATA and shall make every reasonable effort to provide DATA to COMPANY from virus-free software and free from any other malicious program code. Such controls shall apply to all diskettes, tapes, tape cartridges, PC hard drives and any other form of program and file delivery whether tangible or intangible including any software or DATA delivered electronically via a telecommunications network.

Notwithstanding the foregoing, CONTRACTOR does not warrant the accuracy or integrity of data transmitted by electronic processes and will not

be responsible to COMPANY for accidental or intentional interception of such data by others.

ARTICLE 5 TERM OF CONTRACT

5.1 The term of this CONTRACT shall be effective from the date of signature of the CONTRACT. Unless earlier terminated this CONTRACT shall remain in full force and effect until the work completion with the terms and conditions of this CONTRACT, without prejudice to any rights accrued to either party prior to such completion.

5.2 The tapes containing digital seismic acquisition data shall be created in two copies and deliver it to COMPANY Representative at the camp.

5.3 Company and CONTRACTOR are agreed on following schedule to complete the work and transmit the data acquired in compliance with internationally accepted standard and quality:

CONTRACTOR shall start the field seismic acquisition before October 1, 2010 and shall finish the field seismic acquisition before October 30, 2010.

Final report including relevant document, digital data, processing and interpretation results shall be delivered to COMPANY before December 20, 2010 with written transmittal.

ARTICLE 6 CONTRACT PRICE, INVOICING AND PAYMENT

6.1 The CONTRACT PRICE in a lump sum as specified in SCHEDULE D which only covers the acquisition rate, processing rate, Interpretation rate, mobilization rate and demobilization rate.

6.2 For the competent performance and completion of THE WORK in accordance with the CONTRACT, COMPANY shall pay or cause to be paid to CONTRACTOR the remuneration defined in SCHEDULE D.

6.3 The COMPANY shall guarantee payment for the work, and therefore will be required to provide A Bank Guarantee by Trade and Development bank of Mongolia in a form approved by both Parties with the amount equivalent of 100% of The CONTRACT PRICE.

The COMPANY shall make payment for the work according to the following schedule:

a) 35 % within 14 banking days after signing the contract

b) 15 % within 7 banking days after CONTRACTOR brings all personnel and equipment in Blocks 13 and 14

c) 25 % within 7 banking days after CONTRACTOR completes field seismic acquisition and transfers the data to COMPANY

d) The remnant 25%, minus the advance payments from total cost, within 15 banking days after CONTRACTOR submits a final report containing the results of processing and interpretation to the COMPANY by drawing up a statement.

6.4 Should COMPANY delay to pay any invoices undisputed within fifteen (15) days, the COMPANY shall be obligated to pay to CONTRACTOR a penalty equivalent to 0.01 percent of the amount due for each expired day from the sixteenth (16th).

If CONTRACTOR fails to complete field seismic acquisition and final report according to the schedule described in clause 5.2 of the contract, the

CONTRACTOR shall pay a penalty equivalent to 0.01 percent of the total amount described in the contract for each delayed day to COMPANY.

6.5 In the event COMPANY disputes an amount invoiced, COMPANY shall notify CONTRACTOR thereof within ten (10) days of the receipt of such invoice specifying the reason therefore. COMPANY shall withhold payment of the disputed amount only. Both parties shall use all reasonable endeavors to expeditiously settle such dispute. Within fifteen (15) days of the settlement of such dispute, COMPANY shall pay CONTRACTOR the amount agreed, which amount shall bear interest from the due date of the correctly submitted invoice for the agreed amount.

ARTICLE 7 TAXES AND DUTIES

7.1 COMPANY shall comply with all applicable Mongolian taxation laws and Mongolian requirements. Taxation and other statutory requirements of countries other than Mongolia are not the responsibility of the COMPANY.

ARTICLE 8 INSURANCE

8.1 COMPANY and CONTRACTOR shall each carry and maintain insurance and shall ensure that the insurances remain in full force and effect throughout the term of the CONTRACT and the performance of the Work.

8.2 CONTRACTOR shall carry the following categories of insurance (the "Insurances"):

(a) Insurance covering personal injury to or death of its employees engaged in the performance of the Work in the amount required by any applicable legislation;

(b) general legal and third party liability insurance for any incident or series of incidents covering the liability and operations of the applicable party in connection with performance of the CONTRACT.

(c) Adequate insurance covering CONTRACTOR's and/or Subcontractor's property, materials and equipment used in the performance of the Services.

8.3 The CONTRACTOR must ensure that:

(a) The Insurances are placed with reputable and substantial insurers and must comply with applicable regulations.

(b) the Insurances are endorsed to provide that underwriters waive any right of recourse, including subrogation rights against the COMPANY and its Affiliates in relation to the CONTRACT to the extent permitted under applicable law; and

(c) All Subcontractors are insured to appropriate levels as may be relevant to their work.

8.4 The provisions of this clause 8 in no way limit or affect the liability of the CONTRACTOR under the CONTRACT.

ARTICLE 9 INSPECTION

9.1 CONTRACTOR shall maintain and shall cause its Affiliates and Subcontractors to maintain true and correct records of charges and accounts

in connection with the Work and all transactions related thereto and shall retain all such records and accounts for a period of not less than twelve (12) months after termination or completion of this CONTRACT. Notwithstanding the foregoing if any dispute remains unresolved at the end of the aforesaid twelve (12) months, CONTRACTOR shall maintain and cause its Affiliates and Subcontractors to maintain such records available to COMPANY until all such disputes are resolved.

9.2 From the Effective Date and within the time period mentioned in clause 9.1, COMPANY, upon twenty-four (24) hours notice, shall have the right, during regular scheduled business hours, to inspect the procedures, plans, instructions, records, and accounts of CONTRACTOR, its Affiliates and Subcontractors, which are deemed to be pertinent to the correctness of any invoice presented for payment in connection with the performance of this CONTRACT, or to any claim for reimbursement of taxes or Custom Duties if any or to verify compliance with the terms and conditions of this CONTRACT.

9.3 COMPANY and its authorized representative shall have access to and shall have the right to inspect all records and matters relating to or bearing upon the Work.

9.4 COMPANY or its authorized representative(s) shall have the right to inspect CONTRACTOR's tools and equipment, if applicable, at any time during the progress of the Work. If any tool or item of equipment is, in the opinion of COMPANY or its authorized representative, unsafe or incapable of doing the Work, CONTRACTOR shall repair or replace it with a safe and capable tool or item of equipment at CONTRACTOR's expense. The foregoing shall not relieve CONTRACTOR of its responsibility for safety related to tools and equipment.

ARTICLE 10 CONTRACTOR'S OBLIGATION

10.1 CONTRACTOR shall perform the Work in strict adherence to this CONTRACT and shall comply with and adhere strictly to COMPANY's instructions and directions on any matter concerning the Work. The foregoing shall not however be construed to exclude CONTRACTOR's duty to exercise care and diligence, or in any way relieve CONTRACTOR of its obligations and liabilities as expressed in this CONTRACT.

10.2 CONTRACTOR shall employ sufficient Personnel and Equipment to complete the Work at the times established under this CONTRACT.

10.3 CONTRACTOR shall maintain, repair and replace CONTRACTOR's equipment in good working order so as to provide complete and timely performance of the Work.

10.4 CONTRACTOR shall keep sufficient spare parts and supplies for CONTRACTOR's equipment at the Worksite.

10.5 CONTRACTOR shall keep and maintain complete and current records of all CONTRACTOR's equipment dedicated to the Work including details such as the quantity, prices, and condition of such equipment.

10.6 CONTRACTOR shall employ only competent and skilled Personnel to undertake the Work. Subject to all other provisions of this CONTRACT, CONTRACTOR shall use its best efforts to ensure that all such Personnel continue in the functions and responsibilities to which they are assigned for as long as is necessary to achieve proper completion of the Work. When a change in CONTRACTOR's key Personnel assigned to perform the Work is legitimately required, CONTRACTOR shall obtain an Approval prior to assigning replacement Personnel.

10.7 CONTRACTOR shall use its best efforts to ensure that CONTRACTOR's Personnel conform in all matters with the Applicable Laws and are familiar with and conform to all rules, procedures and policies of COMPANY relating to and governing the conduct, health, safety at work, environmental protection, security, confidentiality and secrecy, fire, accident, risk and any other specific matters as may affect CONTRACTOR's Personnel at the Worksite or any other locations to which CONTRACTOR's Personnel may be assigned.

10.8 CONTRACTOR shall be responsible for ensuring that CONTRACTOR's Personnel are fully aware of and abide by all the terms and conditions of this CONTRACT.

10.9 CONTRACTOR shall ensure that all written and oral representations and facts relating to CONTRACTOR's Personnel that are provided by CONTRACTOR shall be materially correct and that all qualifications and experience that CONTRACTOR's Personnel are stated to possess have been investigated thoroughly by CONTRACTOR. Upon request by COMPANY, CONTRACTOR shall show satisfactory proof of the qualifications, work history and references of CONTRACTOR's Personnel. If after Mobilization, the qualification and experience of CONTRACTOR's Personnel are subsequently found to be false or inadequate, CONTRACTOR shall remove such Personnel from the Worksite immediately at CONTRACTOR's expense. CONTRACTOR shall forthwith replace, at CONTRACTOR's sole expense, any such Personnel removed from the Worksite with suitable, qualified and experienced Approved Personnel.

10.10 CONTRACTOR's Personnel who are no longer fit due to frequent and prolonged sickness shall be replaced by CONTRACTOR at no cost to COMPANY.

10.11 CONTRACTOR shall make every effort to ensure that CONTRACTOR and its Personnel settle their personal debts before final departure from the Worksite.

10.12 CONTRACTOR shall advise COMPANY immediately in writing of any labor dispute or anticipated labor dispute that may be expected to affect CONTRACTOR's performance of the Work.

10.13 CONTRACTOR agrees to perform the Work as required and at the times established under this CONTRACT and/or otherwise communicated to CONTRACTOR. As the Work progresses, CONTRACTOR shall continually review and control the scheduling plan to meet these timing objectives and shall advise COMPANY of the status of the Work from time to time.

10.14 CONTRACTOR shall at all times during performance of the Work cooperate with COMPANY's Personnel.

10.15 CONTRACTOR shall have in place and implement as a minimum, a quality assurance program which conforms with (to) generally accepted international petroleum industry standards for the Work. The documented program shall include procedures for inspection activities.

10.16 Notwithstanding any involvement by COMPANY in the selection and review of CONTRACTOR's Personnel who are to provide the Work, or a part thereof, the CONTRACTOR shall be solely responsible for the suitability of each individual it appoints, including suitability of education, work experience and character.

ARTICLE 11 COMPANY'S OBLIGATIONS

11.1 COMPANY shall apply all necessary permits or data from national and local governmental authorities and/or agencies when required for performance of the WORK. The CONTRACTOR shall be responsible for any fees and payments, including fees for the employment of foreign employees in Mongolia for a temporary period.

11.2 COMPANY shall provide CONTRACTOR's Personnel and equipment such reasonable right of entry to COMPANY Worksites as CONTRACTOR requires to perform the Work. COMPANY shall promptly advise CONTRACTOR's Personnel of any restrictions, conditions or limitations affecting the right of entry or operation of CONTRACTOR's Personnel at the Worksite.

11.3 COMPANY shall pay CONTRACT compensation as SCHEDULE D CONTRACT PRICE AND RATES & Article 6 herein.

11.4 COMPANY shall at its own expense supply CONTRACTOR with the maps, documents, data (including COMPANY INPUT DATA) and information concerning THE WORK, required by CONTRACTOR for the performance of THE WORK, at the date(s) and in a manner to be agreed with CONTRACTOR in due course.

11.5 COMPANY shall be responsible for operational permit or license into and out of the WORK Site, work permits for CONTRACTOR's Personnel and permit or license for CONTRACTOR's Communication Equipment and Instrument which are required for the performance of the WORK in Mongolia. The date of acquiring such licenses and permits shall not affect the CONTRACTOR entering the worksite, the normal work of CONTRACTOR's expatriates in Mongolia, and the usage of those Communication Equipment and Instrument.

11.6 COMPANY shall provide, at its best effort, assistance to Contractor in supplying fuel and lubricant in time in Mongolia during the performance of the Work.

ARTICLE 12 LANGUAGE AND NOTICES

12.1 All documents, correspondence and communications between COMPANY and CONTRACTOR in connection with this CONTRACT shall be written in the English language which is hereby designated the governing language of

this CONTRACT. CONTRACTOR and COMPANY may use any language within their own organizations, except that all Subcontracts and all written communications pertaining to them shall be in English.

12.2 All approvals, requests and notices required herein shall be given or made by handwritten or printed documentation including, but not limited to, faxes, e-mail, and similar forms of written communication and shall be deemed to have been properly given or made if given to either CONTRACTOR Representative or COMPANY Representative, as applicable, or if sent prepaid to CONTRACTOR Representative or COMPANY Representative or if sent prepaid to COMPANY or the CONTRACTOR at the addresses below:

COMPANY: GOBI ENERGY PARTNERS LLC.
Address: Suite 705, Grand Plaza Complex, Peace Avenue 46, Khoroo 2, Bayangol District, Ulaanbaatar 16050
Attention: Boris Goldinshtein, Director General
Tel: 70107058
Fax: 70107057

CONTRACTOR: DQE International Tamsag (Mongol) LLC
Address: #604, ROKMON Building, Constitution street-24, Bayangol district, Ulaanbaatar, Mongolia
Bank account: TDB, DQE International Tamtsag Mongol LLC, 457006309 (USD), Current account
Attention: Yan Zengyong, President
Tel: 976-11-323219
Fax: 976-1-330679

12.3 All mailings of letters / correspondences and transmittals to COMPANY shall be by prepaid courier service unless instructed otherwise by COMPANY.

12.4 Either Party may change the person or address to which notices shall be sent by giving the other Party written notice of such change.

12.5 Notices or instructions shall be deemed to have been received at the time of:

(a) Delivery if delivered by hand;

(b) Transmission if sent by fax;

(c) Receipt or recorded delivery if sent by courier service; and

(d) Receipt if sent by e-mail.

12.6 If the time of such deemed receipt is not during customary hours of business at the receiving location, notice shall be deemed to have been received at 10.00 a.m. on the first customary day of business thereafter at the receiving location.

12.7 Subject to this Article, the date of receipt of any notice shall be the date notice is first received at the office of the addressee or by the addressee, whichever is earlier.

ARTICLE 13 COMPANY REPRESENTATIVE

13.1 COMPANY shall appoint a competent and experienced COMPANY Representative to be responsible for administering this CONTRACT on COMPANY's behalf and for issuing any instructions hereunder. Within five (5) days of executing this CONTRACT, COMPANY shall advise CONTRACTOR in writing of the name of the COMPANY Representative. COMPANY may change the COMPANY Representative from time to time and shall notify CONTRACTOR of such change in writing. The COMPANY Representative may from time to time designate or appoint a nominee to carry out certain functions and such nominee shall have all the power of the COMPANY Representative with respect to those certain functions.

13.2 The COMPANY Representative shall at all times have access to the Work and all documents pertaining to the Work including, but not limited to, Drawings and Documentation.

13.3 The COMPANY Representative shall be responsible for and is duly authorized to receive and act on all matters pursuant to this CONTRACT including, but not limited to, receipt on behalf of COMPANY of all notifications, information and decisions of CONTRACTOR pursuant to the provisions of this CONTRACT. CONTRACTOR shall be entitled to rely on all decisions and positions of the COMPANY Representative as those of COMPANY.

13.4 The COMPANY Representative shall decide all questions that arise relating to the performance of the Work. The COMPANY Representative shall have the right to reject or disapprove any part of the Work that does not conform to this CONTRACT.

13.5 The COMPANY Representative shall have the right but not the obligation to prohibit the commencement of Work or to stop any Work in progress if equipment, Personnel or work conditions are considered to be unsafe or not in compliance with COMPANY's rules and regulations.

ARTICLE 14 CONTRACTOR REPRESENTATIVE

14.1 CONTRACTOR shall appoint a competent and experienced CONTRACTOR Representative to be responsible for administering this CONTRACT on CONTRACTOR's behalf and to be in charge of the Work. Within five (5) days of executing this CONTRACT, CONTRACTOR shall advise COMPANY in writing of the name of the CONTRACTOR Representative. The CONTRACTOR Representative shall be satisfactory to COMPANY. CONTRACTOR may change the CONTRACTOR Representative from time to time and shall notify COMPANY of such changes in writing. The CONTRACTOR Representative may from time to time designate or appoint a nominee to carry out certain functions.

14.2 CONTRACTOR Representative shall have CONTRACTOR's full authority to proceed with the Work and deal with every part of this CONTRACT. CONTRACTOR Representative shall be responsible for and duly authorized to receive and act on all matters related to this CONTRACT including, but not limited to, receipt on behalf of CONTRACTOR of all notifications, information and decisions of COMPANY pursuant to the provisions of this CONTRACT. COMPANY shall be entitled to deal exclusively with the CONTRACTOR

Representative on any matter related to this CONTRACT and to rely on all decisions and positions of CONTRACTOR Representative as those of CONTRACTOR and all parties comprising CONTRACTOR. For clarity, if CONTACTOR is or becomes comprised of multiple parties, under no circumstances shall COMPANY be required to deal separately with the individual parties comprising CONTRACTOR.

14.3 CONTRACTOR Representative shall supervise, coordinate and ensure the quality of all aspects of CONTRACTOR's obligations under this CONTRACT. All contacts with CONTRACTOR with respect to the Work may be through the CONTRACTOR Representative.

ARTICLE 15 CONTRACTOR DEFAULT

15.1 The occurrence of any of the following events shall be deemed a default by CONTRACTOR under this CONTRACT:

(a) Any attempted transfer or assignment by CONTRACTOR of its rights or duties under this CONTRACT without COMPANY's prior Approval; or

(b) If COMPANY, acting reasonably, determines that CONTRACTOR or CONTRACTOR's Personnel have failed to comply with the requirements of this CONTRACT, are incompetent, have acted in manner prejudicial to COMPANY's best interest, or have failed to comply with COMPANY's health, safety, environment or other rules or regulations and procedures; or

(d) If CONTRACTOR is otherwise in default under this CONTRACT.

15.2 If CONTRACTOR is in default as aforesaid, COMPANY shall give CONTRACTOR notice of such default and require CONTRACTOR to take appropriate corrective action at CONTRACTOR's expense and without prejudice to all COMPANY's other rights under this CONTRACT or law or equity.

15.3 Should CONTRACTOR fail or refuse to remedy or fail to commence remedying the matters complained of within fifteen (15) days after notice is received by CONTRACTOR, or if once commenced, CONTRACTOR does not continue and bring the matter to a conclusion satisfactory to COMPANY in a reasonable period of time, COMPANY shall have the right to terminate the Work, any part of the Work, or this CONTRACT by giving notice of termination to CONTRACTOR.

15.4 If COMPANY terminates the Work, or any part of the Work or this CONTRACT pursuant to this Article, CONTRACTOR agrees that CONTRACTOR shall not be entitled to claim compensation from COMPANY in respect to such termination, provided however that, subject to setoff for amounts provided for herein, and matured, unmatured, or contingent amounts due to COMPANY, COMPANY shall pay CONTRACTOR for Work performed up to the date of termination and the demobilization fee.

ARTICLE 16 SAFETY, HEALTH, ENVIRONMENT AND SECURITY

16.1 CONTRACTOR shall perform the Work in such a manner that the environment including air, water, and land as well as animal and plant life is protected from adverse effect from CONTRACTOR's activities.

16.2 CONTRACTOR and its Personnel shall strictly comply with all relevant COMPANY, statutory and local authorities' rules, regulations, requirements and procedures, as amended from time to time, that apply to the location where the Work is being performed and that pertain to health, safety, environmental protection, fire protection and security regulations and shall ensure that, in any event, the standards applied are no less than the generally accepted international petroleum industry standards.

16.3 CONTRACTOR shall ensure that all materials and equipment to be used in the performance of the Work comply with all relevant COMPANY, statutory and local authorities' rules, regulations, requirements and procedures, as amended from time to time.

16.4 Notwithstanding any other provisions of this Agreement, CONTRACTOR shall be fully responsible for safety and security related to its performance of the Program including but not limited to the safety and security of its Personnel, and its subcontractors, servants, agents, employees, invitees, and any other person (including the representatives of the COMPANY). However,

a) COMPANY shall timely provide the security information for CONTRACTOR and notify CONTRACTOR the security situation;

b) COMPANY shall integrate CONTRACTOR into its own Security System and Emergency Response Plan (ERP) so that CONTRACTOR can share the COMPANY's Security Facility and Services; and COMPANY shall provide utmost assistances to CONTRACTOR during emergency evacuation, including but not limited to transportation assistances for personnel and protection on CONTRACTOR's premises in operational sites.

16.5 COMPANY shall inspect the following matters relating to CONTRACTOR'S activities:

(a) Ensure that CONTRACTOR complies with the provisions of this Article; and

(b) Conduct, if required, independent investigations into any accident and/or incident arising out of or in connection with performance of the Work.

16.6 A suspension notice issued pursuant to this Article shall include reasons for COMPANY issuing such notice and shall outline the steps required to be taken by CONTRACTOR to rectify the hazard. CONTRACTOR shall be considered to be in default of its obligations under this CONTRACT until either the hazardous working practice with respect to health, safety, environmental protection, fire protection or security is remedied or required modification or replacement of CONTRACTOR's equipment is made to the satisfaction of COMPANY.

16.7 While at the Worksite or other COMPANY sponsored premises or during travel in COMPANY sponsored transport, CONTRACTOR shall use its best efforts to ensure that its Personnel do not indulge in practical jokes, boisterous behavior, horseplay, scuffing and the like and shall not permit the use, possession or sale of alcoholic beverages or illegal drugs. CONTRACTOR Personnel who breach this provision shall be subject to immediate dismissal.

16.8 CONTRACTOR shall ensure that personal protective clothing and equipment are always maintained in good condition. CONTRACTOR shall ensure that such protective clothing and safety gear shall be worn on all relevant occasions as indicated by notices, instructions and good sense.

16.9 CONTRACTOR shall ensure that all CONTRACTOR's equipment, facilities and other items in any way associated with this CONTRACT or the Work are maintained in a safe, sound and proper condition, comply with Applicable Laws and COMPANY's requirements.

16.10 CONTRACTOR shall ensure that all its Personnel maintain a neat, clean and safe work environment at the Worksite and the operations areas of COMPANY including any equipment and machinery associated or utilized in the performance of the Work.

16.11 CONTRACTOR shall immediately report to COMPANY any accident or safety incident that involves any equipment or person or the environment, whether or not any injury to person or damage to property or the environment occurred. In cases of injurious and non-injurious incidents judged to be serious by COMPANY, CONTRACTOR shall, without additional costs to COMPANY, duly carry out full investigations and submit a detailed report of the incident to COMPANY in a COMPANY acceptable format within fourteen (14) calendar days setting out the events relating to the incident.

16.12 CONTRACTOR shall take steps to maintain and increase the safety consciousness of its Personnel by means of immediate correction of unsafe acts and by means of periodic safety meetings and discussions and emergency drills. CONTRACTOR shall ensure that safety meetings shall be attended by CONTRACTOR's Personnel for the purpose of improving safety of the working environment and enhancing safety awareness.

16.13 Where the CONTRACTOR, acting reasonably, considers that the equipment, Personnel or work conditions are not safe or in compliance with COMPANY's rules and regulations, it shall notify COMPANY immediately and COMPANY and CONTRACTOR shall meet and agree on what action, if any, is required and whether the Work or a portion of it should be suspended.

16.14 COMPANY shall be fully responsible for the environment evaluation before the commencement of the WORK, while CONTRACTOR shall be responsible for land restoration and waste disposal and transfer the site and approval by COMPANY Representative and the local authority.

16.15 All solid and liquid wastes and harmful substances shall be treated and/or discharged by CONTRACTOR according to relative laws, codes, regulations and rules of Mongolia.

16.16 During operations, CONTRACTOR shall timely clear and carry away all remained materials and industrial refuses and deal with them as per relative specifications, and after the operation is finished, CONTRATOR shall clean out the Work Area and remove debris, wastes and equipment unused. The effect shall be inspected and approved by the parties in association with the provincial and sub-provincial state environmental inspectors and the specialized inspection agency.

16.17 During the project period and after signing of 2D seismic work field restoration transmittal by Government representative, local authority, COMPANY and CONTRACTOR representatives, the COMPANY is responsible for any kind of claims for land damage compensation, such as the house damage caused possibly by the vibration of vibrators, The human and animals frighten or injure, or the Vegetation damage caused by the vehicle passing and grinding, or vegetation's eradication on the shot points and receiving points along the seismic lines. CONTRACTOR is responsible to carry out all work related to land restoration with its own personnel and equipment, including hiring the local labor during the project period and before signing the transmittal by representatives of all parties.

ARTICLE 17 CONFIDENTIALITY

17.1 CONTRACTOR's use of any information and data which it receives or has access to as a result of this CONTRACT shall be restricted to use for the purpose of providing the Work to COMPANY's operations in Mongolia.

17.2 All materials and information that COMPANY provides to CONTRACTOR or that CONTRACTOR has access to during the course of providing the Work shall be deemed to be confidential or proprietary. CONTRACTOR agrees to hold and protect such materials and information in confidence by using the same degree of care (but not less than a reasonable degree of care) to prevent the unauthorized use, dissemination or publication of such materials and information, as CONTRACTOR uses to protect its own confidential information of like nature. Without restricting the generality of the foregoing, both Parties agree that CONTRACTOR may disclose such materials and information to its Affiliates and Personnel who have a need to know such information for the purpose of performing the Work.

17.3 CONTRACTOR shall not sell, assign, transfer, mortgage, charge, encumber or otherwise dispose of any information and data that it receives or has access to as a result of this CONTRACT.

17.4 CONTRACTOR shall ensure its Affiliates and Personnel comply with the provisions of this Article and if required by COMPANY, shall cause its Affiliates and Personnel to enter into a direct written obligation to comply with the provisions of this Article.

17.5 COMPANY shall give CONTRACTOR written notice if COMPANY becomes aware that CONTRACTOR has materially breached the provisions of this Article. The Parties shall then endeavour in good faith to resolve the breach within a reasonable period of time. In the event that the Parties are unable to resolve the breach, the Parties shall proceed to arbitration as provided for herein, provided that insofar as the breach is on-going, COMPANY may seek for immediate injunctive relief for the on-going portion of the breach pending final resolution by arbitration.

17.6 Upon completion of the Work or upon receipt by CONTRACTOR of COMPANY's notification of suspension or termination of the Work or any part thereof, as the case may be, CONTRACTOR shall return to COMPANY all Drawings and Documentation, materials, information and data provided to CONTRACTOR by COMPANY together with any copies CONTRACTOR has made thereof and all Drawings and Documentation created by CONTRACTOR with respect to this CONTRACT.

17.7 The non-disclosure obligations of the CONTRACTOR set forth in this Article shall not apply to any information which is:

(a) Already known by the CONTRACTOR prior to disclosure;

(b) Publicly available through no fault of the CONTRACTOR;

(c) Rightfully received by the CONTRACTOR from a third party who is not under a duty of confidence;

(d) Disclosed by COMPANY to a third party without a duty of confidentiality on such third party;

(e) Independently developed by the CONTRACTOR prior to or independent of the disclosure; or

(f) Disclosed under requirement of Applicable Laws or a court, administrative tribunal or agency, stock exchange or commission.

This Article shall continue in force notwithstanding the completion, or earlier termination of this CONTRACT.

ARTICLE 18 FORCE MAJEURE

18.1 Neither COMPANY nor CONTRACTOR shall be responsible for any failure to fulfill any term or condition of the CONTRACT (other than in respect of payment of any sums due hereunder in respect of WORK performed prior to a force majeure occurrence) if and to the extent that fulfillment has been delayed or temporarily prevented by a force majeure occurrence, as hereunder defined, which has been notified in accordance with this Clause. For the purposes of this CONTRACT a "force majeure occurrence" shall mean an occurrence which is beyond the control and without the fault or negligence of the PARTY affected and which, by the exercise of reasonable diligence, the said PARTY is unable to provide against.

18.2 For the purposes of this CONTRACT a force majeure occurrence shall be considered to include, but not be limited to, the following:

(a) Riot, war, invasion, act of foreign enemies, hostilities (whether war be declared or not), acts of terrorism, civil war, rebellion, revolution, insurrection of military or usurped power;

(b) Ionizing radiations or contamination by radio-activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel or radio-active, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof;

(c) Pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

(d) Earthquake, flood, fire, explosion and/or other natural physical disaster.

(e) Strikes at a national or regional level or industrial disputes at a national or regional level, or strikes or industrial disputes by labour not employed by the affected PARTY its subcontractors or its suppliers and which affect a substantial or essential portion of the WORK;

(f) Maritime or aviation disasters;

(g) Changes to any general or local Statute, Ordinance, Decree, or other Law or any regulation or by-law of any local or other duly constituted authority or the introduction of any such Statute, Ordinance, Decree, Law, regulation or by-law.

18.3 Force Majeure occurrences shall not be just cause for non-payment of monies due under the CONTRACT for part of THE WORK satisfactorily performed in accordance with the CONTRACT.

18.4 If an event of force majeure should occur, the affected party should as soon as reasonably possible notify the other Party of such occurrence; and should provide the such other Party with full and complete information about the event and an estimate of the consequences of such event on the ability of the affected Party to perform its obligations under the Agreement. Notwithstanding any other Articles herein, during the event of a Force Majeure, up to fifteen (15) days of suspension of THE WORK at the full STANDBY RATE set out in SCHEDULE D shall be paid to CONTRACTOR by COMPANY. Provided that the force majeure occurrence is still effective fifteen (15) days after the issuance of such information by the affected Party, either Party may terminate the Agreement, with immediate effect by a written notice, if no mutually agreeable plan has been formulated to satisfy the requirements of the Work. Should the CONTRACT not be terminated pursuant to the article hereof, the standby rate shall still be applied.

ARTICLE 19 COMPLIANCE WITH LAW

19.1 CONTRACTOR and Subcontractor shall be subject to and comply with all Applicable Laws of Mongolia in connection with the Work. If CONTRACTOR or Subcontractor performs any part of the Work contrary to Applicable Law, then CONTRACTOR shall bear any additional costs of the Work resulting from said violation and correction thereof.

19.2 CONTRACTOR shall not enter into negotiations with any governmental authority or agency to seek exemption, composition, variation or revision to Applicable Laws in connection with this CONTRACT without prior Approval.

19.3 If CONTRACTOR discovers any discrepancies, inconsistencies or conflicts between this CONTRACT and any Applicable Laws, CONTRACTOR shall immediately notify COMPANY and the Parties shall agree on the amendments that need to be made to this CONTRACT.

ARTICLE 20 GOVERNING LAW AND ARBITRATION

20.1 This CONTRACT shall be exclusively governed by and interpreted in accordance with the laws of Mongolia.

20.2 A dispute shall have arisen when either Party notifies the other Party in writing to that effect. Any such dispute, irrespective of the legal basis for any claims or demands brought in connection therewith, which may arise in connection with the execution, validity and implementation of the CONTRACT or any further agreements concluded in pursuance thereof, if not resolved by (i) in the first instance the respective COMPANY and CONTRACTOR REPRESENTATIVES or (ii) the senior nominees for dispute resolution of

COMPANY and CONTRACTOR, shall exclusively be settled by three arbitrators in London, UK, in accordance with the rules of the International Chamber of Commerce(UNICTAL Rules) as at present in force. The appointing authority shall be the President of the International Chamber of Commerce. The proceedings of arbitration shall be conducted in the English language. Any decision of the arbitrators shall be final and binding upon the Parties to the arbitration. The award shall apportion the costs (including the fees of the arbitrators) amongst the Parties to the arbitration in the manner as may be determined by the arbitrators.

ARTICLE 21 INDEPENDENT CONTRACTOR

21.1 CONTRACTOR is an independent CONTRACTOR and neither CONTRACTOR nor its Personnel shall be employees, partners or joint venturer or agent of COMPANY. The entire performance, operation, management and control of CONTRACTOR's equipment and Personnel shall be under the exclusive control and command of CONTRACTOR. CONTRACTOR's primary purpose shall be to perform all acts necessary to execute the Work consistent with safety and good international oil industry practice.

21.2 The presence of and the inspection and supervision by the COMPANY Representative on the Worksite shall not relieve CONTRACTOR from CONTRACTOR's obligations and responsibilities.

21.3 CONTRACTOR shall have no authority to make any statements, representations or commitments of any kind or to take any action which shall be binding upon COMPANY except as provided for herein or authorized by COMPANY.

ARTICLE 22 TITLE

22.1 All Drawings and Documentation covered by this CONTRACT in respect of the Work and each part thereof, and everything intended for incorporation therein including but not limited to all process and engineering designs, drawings and specifications which CONTRACTOR prepares or causes to be prepared related to the Work, shall as soon as they are appropriated to the Work, be the sole and unencumbered property of COMPANY.

22.2 When title in the Drawings and Documentation or part thereof passes to COMPANY, CONTRACTOR shall, where practicable, clearly mark or identify same in an Approved manner stating that the said Drawings and Documentation or part thereof are the property of COMPANY. The COMPANY Representative shall be entitled at all reasonable times to inspect the said Drawings and Documentation or part thereof at all areas where the Work is being or has been performed to ensure that this Article has been observed and, if it has not been observed, to clearly mark or identify the Drawings and Documentation at CONTRACTOR's cost.

22.3 CONTRACTOR hereby reserves any liens or claims that it has or might have at any time on or against any Drawings and Documentation that are or is to be incorporated into the Work.

CONTRACT FORM

END OF ARTICLE

IN WITNESS WHEREOF, the Parties have executed this CONTRACT as of the Effective Date 31../ 08/2010.

For and on behalf of	For and on behalf of
COMPANY	CONTRACTOR
GOBI ENERGY PARTNERS LLC.	**DQE International Tamsag (Mongol) LLC.**
/s/ Boris Goldinshtein	/s/ Yan Zengyong
Name: Boris Goldinshtein	Name: Yan Zengyong
Designation:	Designation:
Director General	President
Witness: /s/ T. Baljinnyam	Witness:
Name: T. Baljinnyam	Name:
Designation:	Designation:
General Representative	
DWM Petroleum AG	

SCHEDULE A

SCOPE OF WORK

Table of Contents

1. COUNTRY OF OPERATION

Block 13&14 with the exploration license obtained by COMPANY is located in Dorngovi provinces in the southeast of Mongolia. The block area is 18955 km^2. The 2D seismic program 2010 is located in the north of Block 13&14 , about 200 km to the city Erenhot (see Figure 1).


MONGOLIA
Ulaanbaatar
Block XX
Erenhot

Figure 1 Location map of Block 13&14 in Southeast in Mongolia

2. OPERATING METHODOLOGY

Land Seismic Acquisition in Block 13&14, using 2D Vibroseis technology.

3. FIRM PROGRAM

The amount of the 2D seismic work in 2010 is 300 km.

The corner coordinates of our Oil Blocks are shown in below.

Krassovsky CS 1942 (Ellipsoid)

TSAGAAN ELS -13

1	108°19'59"	43°50'00"
2	108°19'59"	44°10'00"
3	108°29'59"	44°10'00"
4	108°29'59"	44°30'00"
5	108°49'59"	44°30'00"
6	108°49'59"	44°40'00"
7	109°29'59"	44°40'00"
8	109°29'59"	44°35'00"
9	109°20'00"	44°35'00"
10	109°20'00"	44°10'00"
11	109°40'00"	44°10'00"
12	109°40'00"	43°55'00"
13	110°00'00"	43°55'00"
14	110°00'00"	44°10'00"
15	110°10'00"	44°10'00"
16	110°10'00"	44°20'00"
17	111°00'00"	44°20'00"
18	111°00'00"	43°50'00"

SCHEDUEL A - SCOPE OF WORK

ZUUNBAYAN-14

1	109°29'59"	44°40'00"
2	109°29'59"	45°00'00"
3	111°42'00"	45°00'00"
4	111°16'00"	44°20'00"
5	110°25'00"	44°20'00"
6	110°25'00"	44°45'00"
7	110°05'00"	44°45'00"
8	110°05'00"	44°40'00"

4. PROJECT SPECIFICS

4.1 Terrain

The terrain in this area is relatively flat. Elevation ranges are roughly between 700m and 1000m above sea level. Most of Seismic lines would be deployed in Gobi area (desert) and especially through sandy soil and sandy hillocks.

4.2 Climate

The climate in the working area belongs to typical cold continental climate. The average quantity of precipitation is less than 200ml, and precipitation occurs in August and September in most cases. The best season for seismic survey in the field is in July and August, and the key factor affecting the production is sand storm.

4.3 Reports and Deliverables

Contractor shall submit the following deliverables to Company in accordance with the timing requirements in the left column or an alternate time agreed to by both Contractor and Company.

Start of Survey	Recording System Timing Verification
	Instrument Acceptance Tests

	GPS Position Check Report
	GPS Procedures and Base Station Desc
Daily	Daily Reports sent by E-mail
	Instrument Test Data
Weekly	Weekly Operations Report (Including Onsite Processing Report)
	Weekly HSE Report
On request	Acquisition QC Products
Post-Survey	Survey Data Records
	Post-Plot Maps WGS-84 and Local Datum
	Final Seismic Operations Report
	SEG-D Field Tapes and OB Reports

Table 1 – Reports and Deliverables

5. ACQUISITION PARAMETERS

Contractor shall carry out the Work as per the parameters defined below herein throughout the term of this Agreement.

5.1 GEODETIC PARAMETERS

GEODETIC PARAMETERS TO BE USED DURING DATA ACQUISITION	
Positioning Method	RTK
Spheroid	WGS 84
Semi-Major Axis	6378137.0000
Semi-Minor Axis	6356756.3142
Reciprocal of Flattening	298.25722356300
Datum	WGS 84 ellipsoid
Projection	UTM (6° zone)
Central Meridian (CM)	111° E
Reference Latitude	0°
Scale Factor, k	0.9996
False Easting	500000m
False Northing	0m
Projection Units	Zone 50° North
GEODETIC PARAMETERS FOR LOCAL DATUM REPORTING & MAPPING	
Spheroid	Russian
Semi-Major Axis	6378245.000
Semi-minor axis	6356863.019
Reciprocal of Flattening	1/298.3
Datum	WGS 84 and Krassovsky CS 1942
Projection	Gauss-Krüger (6° zone)
Central Meridian (CM)	111° E
Reference Latitude	0°
Scale Factor, k	1.0000
False Easting	500000m
False Northing	0m
Projection Units	20°

Shift Parameters WGS-84 to Local Datum Bursa Wolf Convention.	To be determined

5.2 SEISMIC SOURCE

Single type of energy source, i.e. Vibrators will be required throughout the term of this Agreement.

5.3 ACQUISITION PARAMETERS

GENERAL	
Acquisition method	2D
Survey size	300 Km（shots work）
Number of active channels	300 channels
Source type	Vibrators
Bin size (in line)	12.5 m
Total number of shot points(VP)	3000
Total number of receiver points	.....
2-D SURVEY GEOMETRY	
Survey lay-out & shooting pattern	Middle symmetrical spread
Spread configuration	3737.5-12.5-0-12.5-3737.5m
Receiver interval	25 m
Source point interval	100 m
Maximum offset	3737.5 m
Minimum offset	12.5 m
INSTRUMENT & RECORDING PARAMETERS	
Recording system	Sercel 428 XL
Record length	5 Seconds
Sample rate	1 ms
Recording format	SEG-D
Tape drive & recording media	3592 cartridge tape
Dual recording	Yes
Low Cut Filter	Out
High Cut Filter	0.8 Fn 400 hz @ 1ms sample rate linear
K-Gain	0 dB
Notch Filter	Out
Noise Reduction	Out
Recording polarity	SEG standard
Recorder Phase	minimum phase
SOURCE PARAMETERS	
Source type	Vibrators
Number of Vibrators / Sweep times	4 vibs /1time
Sweep Length	12 secs
Sweep Frequency, Type, Taper	8-80 HZ, Linear, 0.5 secs

Source array type	Linear (to be confirmed)
Effective source array length in XL direction	0 m
Effective source array width in inline direction	45 m
The distance between source line and receiver line	10m (must be surveyed)
RECEIVER PARAMETERS	
Geophone type and frequency	SN7C10Hz &18Geophone/string
Geophone Array	Linear, 1 Geophone string (12)
In-line receiver array length	22 m
Geophone distance inline direction	2 m
FIELD STATICS	
Field statics method	Elevation correction
Datum elevation	1000 m
Fill velocity	2000m/s

NOTE:
Boundary coordinates and fold maps shall be provided by CONTRACTOR based on COMPANY's approval and input.

6. INFIELD PROCESSING

FOX or GRYSIS software will be used for infield processing.

SCHEDULE B

CONTRACTOR'S EQUIPMENT

1. Contractor shall provide the equipment of specified quantity and model in the Table below. Before mobilization, Contractor will investigate equipment preparations made by Contractor in accordance with the list. Contractor must provide Company with the detection report of the equipment and instrument verified by the specialized inspection organization approved internationally or authorized by China government, and shall guarantee the equipment and instruments about to be used conform to the relevant petroleum industry standards. However, Company has the right to request Contractor itself should bear all expenses for out-of-order or serious faults of the instruments and equipment during operations; in addition, all equipment and instruments of Contractor shall be re-inspected by the inspection organization approved by Company as per the method approved by Company at the operation site, and the hidden trouble thereof shall be eliminated. The right of Company is effective in the whole Contract period.

2. Contractor must ensure all equipment and instruments are in highly effective and good condition all the time and all equipment and materials conform to the requirements of the relevant laws and codes of China and Mongolia.

Main Equipment

S/N	Device name	Purpose and description	Quatity
Crew management & Logistics			
1	Dongfeng(QE1093F)	Logistic supply truck	1
2	Dongfeng water tank	water tank	1
3	Jie fang water tank	water tank	1
4	Cross Country Pick-up	Mechanic Supervisor	1
5	Cross Country Pick-up	For Party Manager	1
6	Camel Jeep	For Party Chief	1
7	Ambulance(IVECO)	Emergency safeguard	1
8	Bulldozer	Reserve	1
Surveying crew			
9	Trimble R8	RTK	6
10	Pioneer	Personnel Transportation	1
Vibrator Crew			
11	Vibrator	SM26-623B	5
12	Yaxing-Benchi Bus	Personnel Transportation	1
Acquisition Crew			
13	Instrument（428XL）	Seismic instruments host	1
14	Seismograph Truck	WTC5090XYQ, Benz	1

15	link	Seismic data cables	250
16	geophone	Detectors20DX-10	2000
17	Geophones tester	Geophones tester GT7010	1
18	Station tester	Station tester	1
19	Dongfeng truck	Transport links and geophones	4
20	Dongfeng truck	For trouble shooters	3
On-site treatment			
21	On-site processor	BLADE2500	1

SCHEDULE C

CONTRACTOR'S PERSONNEL

1. General requirement

1.1 Contractor shall provide the operation personnel of specified number and work type in the Table 1 below, thus ensuring 2D seismic operations are conducted favorably. Contractor must submit the post personnel and their complete technical resume and data specified in the attached Table A-2 to Company. Company has the right to reject Contractor's working personnel not in line with the requirements.

1.2 During the execution of the Contract, if Contractor fails to guarantee the number and work type of the post personnel as required in the attached Table A-1, the daily wages (cumulative) of the missing post personnel will be deducted by Company from the general contracting cost. Contractor can find appropriate personnel to fill the vacancy through judgment, but this must be approved by Company, and then the daily wages (cumulative) of the missing post personnel will not be deducted by Company.

1.3 Contractor is responsible for providing all post personnel with acceptable labor protection articles, including working shoes, safety helmets, working clothes, protective glasses and gloves etc. Company has the right to prevent Contractor's service personnel equipped insufficiently from entering the site operation area.

1.4 The operation representative of Company has the right on its own judgment to determine some post personnel of Contractor or the Subcontractor of Contractor to be incompetent in post work, or to affect site working efficiency or to violate the site safety regulations, working and living discipline or other regulations, and thus a written notice will be given to Contractor on requesting Contractor to lay off the incompetent personnel and to timely complement the personnel of the post.

1.5 Based on relevant laws and codes, the personnel of Contractor must be trained in the operations and obtain a pertinent certificate, and all personnel of Contractor must be competent in their respective post work.

2 Others

2.1 The personnel of Contractor shall abide by the legal documents such as laws, codes, regulations and rules etc. of the People's Republic of China, Mongolia

and the local government, the local environment protection and transportation codes, various rules and regulations of the operation site and especially the safety and environmental protection regulations, and shall accept direction and inspection by the site representative of Company.

2.2 The personnel of Contractor shall respect the ceremonials of religion and folkways of Mongolia.

2.3 For the Subcontract and Agreement where Company bears the cost and Contractor signs, Contractor will be endowed by Company with the right to terminate the Subcontract and Agreement.

2.4 Based on relevant laws and codes, the personnel of Contractor must be trained in 2D seismic operations and obtain a pertinent certificate, and all personnel of Contractor must be competent in their respective post work.

2.5 Contractor must provide complete resume and data of the temporary or short-term installation and testing service personnel.

Table 1 Configuration of All Post Personnel for 2D Seismic Operations

S/N	Team or Group	Personnel Category	Number of Expatriates	Number of local staff
1	Project Management	Project Manager	1	
2		Assistant Project Manager	4	
3	Crew Management	Party Chief	1	
4		Party Manager	3	
5		Chief Seismologist	1	
6		Personnel & Finance Supervisor	1	
7		Cashier		
8		Mechanic Supervisor	1	
9		HSE Supervisor	1	
10	QC crew	Chief QC	1	
11		On-site data processor	1	
12		Statics processor	1	
13		Seismologist	1	
14	Surveying Crew	Chief surveyor	1	
15		Processing Surveyor	1	
16		Surveyor	1	
17		Survey Helpers	1	
18	VIB Team	Vib Supervisor	1	

S/N	Team or Group	Personnel Category	Number of Expatriates	Number of local staff
19		Vib Operater	8	
20		Vib Repairmen	1	
21		Driver	1	
22		Guide/Helper		
23	Recording Crew	Senior Observer	1	
24		Observer	1	
25		Instrument Driver	1	
26	Line Crew	Line Boss	1	
27		Troubleshooter	3	
28		Line Labor		30
29		Repairman	2	
30	Machinery and Maintenance	Chief Mechanic	1	
31		Mechanic	1	
32	Logistics	Materialman	1	
33		Disel Tank Driver	1	
34		Pickup Driver	4	
35		Truck Driver	6	
36		Water Tank Driver	1	
37		light vehicle Driver	1	
38		Chief Cook	1	
39		Cook	3	
40		Paramedic	1	
41		Electrician	2	
42		Water Treament	1	
43		Translator	5	
44		Camp/Laundry Workers		
Total			70	30
Total staff			100	

SCHEDULE D

CONTRACT PRICES AND RATES

TABLE OF CONTENTS

1. Basis of payment

COMPANY shall pay Contractor the rates set forth below as full Payment for services rendered for all personnel, equipment, materials and supplies furnished by Contractor pursuant to this CONTRACT.

Contractor shall provide at least one (1) original invoice with Contract number and title dully signed by Contractor Representative, report confirmed by COMPANY field Representative or COMPANY field Supervisor for the Work completed and accepted by COMPANY Representative for designated period.

Total amount of 300 km of 2D vibroseismic acquisition including mobilization/demobilization, processing and interpretation is 1,050,000.00 (300km * 3500$) US Dollars.

2. Turnkey Rate for 2D 300KM mobilization/demobilization, seismic acquisition, processing, interpretation

CONTRACTOR shall be reimbursed based on kilometer for 2D 300KM mobilization/demobilization, seismic acquisition, processing, interpretation, for the parameters as specified in the technical documents:

Turnkey rates per kilometer: 3500 (three thousand and five hundreds) US$/km